                                                                  EXHIBIT 10.7.2



                                OPTION AGREEMENT
                                   (B Option)

       This Option Agreement ("Agreement"), made and entered into as of March 31, 1995, is by and between Titan Resources, L.P., a Texas limited partnership (the "Partnership"), and [See Schedule I attached hereto] (the "Optionee").

                                  WITNESSETH:

       WHEREAS, in connection with the initial capitalization of the Partnership an Option Plan ("Plan") was adopted effective as of March 31, 1995 ("Plan Date") for certain officers and management level employees of the Partnership or the general partner of the Partnership ("General Partner");

       WHEREAS, the Optionee is an officer and/or management level employee of the Partnership or the General Partner eligible to participate in the Plan and the President of the General Partner, as administrator of the Plan, has determined that the Partnership should recognize the potential contributions that the Optionee may make to the success of the Partnership by granting him an option to purchase interests in the Partnership (the "Units") pursuant to the Plan and upon the terms set forth herein;

       NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the Partnership and Optionee hereby agree as follows:

       1. Certain Definitions. Terms used in this Agreement and not otherwise defined shall have the respective meanings assigned to such terms in the Plan; and the following terms shall have the following meanings:

              "Initial Buy-In Price" means the initial aggregate cash contributions made by the Limited Partners to the Partnership pursuant to and as required by the first sentence of Article III, Section 3.1(b), of the Partnership Agreement.

              "Initial Buy-In Price per Unit" means the amount determined by dividing (i) Initial Buy-In Price, by (ii) the total number of Units outstanding on the date on which the Initial Buy-In Price was received by the Partnership.

              "Liquidating Transaction" means the sale of all partnership interests in the Partnership or the sale of substantially all of its assets to an unrelated third party in an arms length transaction with the purchase price payable in cash.

              "Realized Equity Value" means, on any date, the cumulative total of all cash and the fair market value, as determined by the Board, of all other properties or securities which as of such date (i) has been distributed to the Partners, and (ii) has not yet been distributed to the Partners but has been duly authorized, by action of the Board, to be distributed to the Partners (excluding in the case of each of clause (i) and (ii) any distributions made or authorized to be made solely for the purposes of permitting Partners to pay their individual income tax liabilities resulting from their allocable share of Partnership income). In addition, at the sole discretion of the Board, Realized Equity Value may also include an additional amount consisting of proceeds from a Liquidating Transaction not yet distributed or authorized for distribution to the Partners or an amount which the Board determines would be available for distribution to the Partners if a Liquidating Transaction were assumed to occur as of such date (regardless of likelihood of the occurrence of any such Liquidating Transaction).

              "Realized Equity Value Date" means a date on which the Board shall have made a determination of the Realized Equity Value.

       2. Grant of Option. Subject to the terms and conditions hereinafter set forth, the Partnership hereby irrevocably grants to the Optionee the right and option (the "Option") to purchase [See Schedule I attached hereto] Units of the Partnership, subject to adjustment in accordance with the provisions of
Section 7 of this Agreement.

       3. Option Price. The price to be paid by Optionee to the Partnership for each Unit purchased pursuant to the exercise of this Option ("Option Price") shall be that amount determined by multiplying: (i) the Initial Buy-In Price per Unit, times (ii) (1.10)n, where "n" is the number of anniversaries of the Plan Date which have occurred as of the date of purchase of such Unit (with a partial year being expressed as a decimal determined by dividing the number of days which have passed since the most recent anniversary by 365); provided, however, that the Option Price shall be subject to adjustment in accordance with the provisions of Section 7 of this Agreement.

       4.     Vesting of Right to Exercise Option.

       (a) Except as otherwise provided in this Agreement, the right to exercise this Option shall vest on the first Realized Equity Value Date on which the Realized Equity Value equals or exceeds the Initial Buy-In Price multiplied by three. From and after such date of vesting, if any, Optionee may exercise this Option, subject to the terms and conditions set forth herein.

       (b) To the extent Optionee does not purchase all or any part of the Units at the times this Option becomes exercisable, the Optionee has the right cumulatively thereafter to purchase any Units not so purchased and such right shall continue until this Option terminates or expires.

       (c) If Optionee's employment by the General Partner or the Partnership is terminated (i) for "cause" pursuant to the terms of an employment agreement between Optionee and the General Partner or the Partnership which defines termination for "cause" or (ii) if Optionee is not a party to an agreement described in clause (i), on account of fraud or dishonesty or other acts which the Board has determined are materially detrimental to the interests of the Partnership, the Option shall automatically terminate as of the date of such termination.

       (d) If Optionee's employment by the General Partner or the Partnership is terminated voluntarily by Optionee or by action of the General Partner or the Partnership for reasons other than as specified in subsection
(c), this Option may be exercised, but only (i) within three months after such termination (if otherwise prior to the date of expiration of this Option), and not thereafter, and (ii) to purchase the number of Units, if any, that could be purchased upon exercise of this Option at the date of termination of Optionee's employment.

       (e) In the event of Optionee's death or disability, this Option shall remain outstanding and may be exercised by the person who acquires this Option by will or the laws of descent and distribution, or by Optionee, as the case may be, but only (i) within the one year period following the date of death or disability (if otherwise prior to the date of expiration of this Option), and not thereafter, and (ii) to purchase the number of Units that were subject to purchase upon exercise of this Option at the time of such death or disability.

       5. Restrictions on Exercise. The right to exercise the Option shall be subject to the following restrictions:

       (a) Vesting. Optionee shall have no right to exercise this Option prior to the date that it vests in accordance with Section 4.

       (b) No Fractional Units. The Option may be exercised only with respect to full Units.

       (c) Compliance with Law. The Option may not be exercised in whole or in part, and no Units shall be issued nor certificates representing such Units (if any) delivered pursuant to any exercise of the Option, if any requisite approval or consent of any governmental authority of any kind having jurisdiction over the exercise of options or the issuance and sale of Units shall not have been obtained or if such exercise or issuance would violate any applicable law.

       (d) Exercise by Optionee. The Option shall only be exercisable by the Optionee and by any transferee who has received such Option pursuant to
Section 4(e) or who has been approved by the General Partner pursuant to
Section 9.

       6. Exercise of Option. Subject to the other terms and provisions of this Agreement, the Option shall be exercisable by written notice timely given to the Partnership by the Optionee, which notice (a) shall state the number of Units that the Optionee then desires to purchase, and (b) shall be accompanied by payment in full of the Option Price for each of such Units, which such payment shall be made (i) in cash, (ii) by delivery of Optionee's secured promissory note in the form attached hereto as Attachment I, or (iii) a combination of (i) or (ii). The Partnership shall be entitled to require the Optionee to deliver to the Partnership such documents as the Partnership in its discretion shall deem necessary to confirm that (i) such exercise and the Partnership's issuance and sale of such Units are in compliance with the requirements of any applicable laws (including, but not limited to, the Securities Act of 1933 and the Texas Securities Act) and (ii) the Optionee shall be bound by and comply with all of the terms and provisions of the Partnership Agreement.

       7.     Recapitalization or Reorganization; Adjustments.

       (a) The existence of this Option shall not affect in any way the right or power of the Partnership to make or authorize any adjustment, recapitalization, reorganization or other change in the Partnership's capital structure or its business (including, without limitation, any reorganization of the Partnership into a corporation or other business entity), any merger or consolidation of the Partnership, any issuance of additional Partnership Securities with priority over Units or otherwise affecting Units or the rights thereof, the dissolution or liquidation of the Partnership or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other partnership act or proceeding.

       (b) If (i) the Partnership merges, consolidates or reconstitutes with or into any other entity (including, without limitation, any reorganization of the Partnership into a corporation or other business entity), (ii) the Partnership sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity, or (iii) the Partnership is to be dissolved and liquidated (each such event is referred to herein as a "Fundamental Change"), the Partnership shall make or cause to be made lawful and adequate provision whereby, upon the due exercise of the Option after the effective date of such Fundamental Change, the Optionee shall be entitled to purchase under this Option, in lieu of the number of Units as to which this Option shall then be exercisable, the number and class of Units or other securities or property to which the Optionee would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to any such Fundamental Change, Optionee had been the holder of record of the number of Units as to which this Option is then exercisable.

       (c) If the Partnership, without changing its aggregate capital, subdivides its outstanding Units into a greater number of Units, the Option Price in effect immediately prior to such subdivision shall be proportionately reduced, and the number of Units then subject to the Option shall be proportionately increased. Conversely, if the outstanding number of Units of the Partnership are combined into a smaller number of Units, the Option Price in effect immediately prior to such combination shall be proportionately increased, and the number of Units then subject to the Option shall be proportionately reduced.

       8. Termination of Option. The Option shall terminate upon the first to occur of the (i) the Expiration Date, or (ii) the date on which Optionee purchases, or in writing surrenders his right to purchase, all Units or other securities then subject to the Option.

       9. Restriction on Transfer of Option. The Option may not be sold, assigned, hypothecated or transferred, except (i) by will or by the laws of descent and distribution, or (ii) with the prior written consent of the General Partner (authorized by a vote or consent of its Board). Any attempted transfer of the Option in violation of this provision shall be void and of no effect whatsoever.

       10. Rights as a Limited Partner. Optionee shall have no rights as a Limited Partner of the Partnership with respect to any Units covered by the Option until the exercise of the Option.

       11. Additional Documents. The Partnership and the Optionee will, upon request of the other party, promptly execute and deliver all additional documents, and take all such further action, reasonably deemed by such party to be necessary, appropriate or desirable to complete and evidence the sale, assignment and transfer of the Units pursuant to this Agreement.

       12.    Representations, Warranties and Covenants of Optionee.

       (a) The Optionee acknowledges that neither the Option nor the Units covered thereby have been registered under the Securities Act of 1933 (the "1933 Act") or the Texas Securities Act (the "Texas Act") on the grounds that the issuance of the Option is, and the sale of any Units pursuant to the exercise of the Option will be, exempt from registration under one or more provisions of each of such acts. The Optionee further understands that in determining the availability and applicability of such exemptions and in executing and delivering this Agreement and issuing and delivering any Units upon exercise of the Option, the Partnership has relied and will rely upon the representations, warranties and covenants made by the Optionee herein and in any other documents which he may hereafter deliver to the Partnership. Accordingly, the Optionee represents and warrants to and covenants and agrees with the Partnership as follows:

              (i) the Optionee is acquiring and will hold the Option, and will acquire and hold all securities which he acquires upon exercise of the Option, for his own account for investment and not with a view to any sale or distribution of all or any part thereof; and

              (ii) the Optionee will hold all securities acquired by him upon exercise of the Option, as well as any and all other securities issued in respect thereof, subject to all applicable provisions of the Partnership Agreement, the 1933 Act, the Texas Act and all rules and regulations promulgated under each of such Acts, and will not at any time make any sale, transfer, pledge or other disposition or encumbrance of any of such securities in violation of the Partnership Agreement or in the absence of an effective registration statement for such securities under the Act, the Texas Act and any other applicable state securities laws or an applicable exemption from the registration requirements of the Act, the Texas Act any other applicable state securities laws.

       (b) The Optionee agrees (i) that the certificates representing the Units or other securities purchased under this Option may bear such legend or legends as the Partnership deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Partnership may refuse to register the transfer of the Units or other securities purchased under this Option on the transfer records of the Partnership if such proposed transfer would in the opinion of counsel satisfactory to the Partnership constitute a violation of any applicable securities laws, (iii) that the Partnership may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Units or other securities purchased under this Option, and (iv) that the Units or other securities acquired upon exercise of this Option shall be subject, in all respects, to the Limited Partnership Agreement.

       (c) Optionee acknowledges and agrees that the Board shall the sole and absolute discretion to make a determination of the Realized Equity Value, and that such determination will govern whether this Option will vest or not. Option further agrees that the Board's determination of the Realized Equity Value shall be binding and conclusive upon Optionee without any right to any judicial or other review of the basis for such determination by the Board. Optionee acknowledges that the value of the Option over its life will be speculative and uncertain, that there is no market for the Option or the Units or other securities that may be acquired upon exercise of the Option and it is unlikely that any market will develop, and consequently, the Optionee may ultimately realize no value from the Option.

       13. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given on the earlier of the date of receipt by the party to whom the notice is given or five (5) days after being mailed by certified or registered United States mail, postage prepaid, addressed to the appropriate party at the address shown beside such party's signature below or at such other address as such party shall have theretofore designated by written notice given to the other party.

       14. Entirety and Modification. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, between such parties relating to such subject matter. No modification, alteration, amendment or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

       15. Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible, and such provision shall be deemed inoperative to the extent it is unenforceable, nd in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

       16. Gender. Words used in this Agreement which refer to Optionee and denote the male gender shall also be deemed to include the female gender or the neuter gender when appropriate.

       17. Headings. The headings of the various sections and subsections of this Agreement have been inserted for convenient reference only and shall not be construed to enlarge, diminish or otherwise change the express provisions hereof.

       18. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE TEXAS PRINCIPLES OF CONFLICTS OF LAW).

       19. Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.



                                     TITAN RESOURCES, L.P.

                                     By: Titan Resources I, Inc., its general
                                         partner



500 West Texas                       By:
Suite 500                                --------------------------------------
Midland, Texas  79701



                                     [THE OPTIONEE]



                                     [See Schedule I attached hereto]
------------------------------       ------------------------------------------


------------------------------
        [Address]

                                   SCHEDULE 1



                                                                Number of Units
Name                           Option Type                     Subject to Option
----                           -----------                     -----------------
Jack D. Hightower              B Option                                 134,893


Jack D. Hightower              B Option                                 134,892


George G. Staley               B Option                                 156,390


Thomas H. Moore                B Option                                  33,746


Dan P. Colwell                 B Option                                  31,478


Rodney C. Woodard              B Option                                  31,478


John L. Benfatti               B Option                                   9,702
